EXHIBIT 10.34


December 28, 2000

ELXSI
3600 Rio Vista Avenue, Suite A
Orlando, FL 32805

                                      Re:     CADMUS CORPORATION NOTES

Dear Sirs:

     ELXSI, a California corporation ("ELXSI"), is the holder of a: (1) $2,000,000 Secured Promissory Note of Cadmus Corporation, a Massachusetts corporation ("Cadmus"), dated June 30, 1997, as amended ("Note 1"), and (2) Promissory Note of Cadmus, dated December __, 2000 ("Note 2"), having a maximum amount permitted to be outstanding thereunder (principal and interest) of $10,000,000. The principal amount outstanding under Note 1 is currently $2,000,000 and under Note 2 is approximately $8,800,000.

     Please be advised that the undersigned guarantees the payment and performance of both Note 1 and Note 2 and waives, to the extent legally permissible, all defenses available to a surety in connection therewith.

     The foregoing guarantee and waiver shall be governed by and construed in accordance with the laws of the State of New York (being the governing law of Note 1 and Note 2).

Sincerely,


/s/ ALEXANDER M. MILLEY
-----------------------
Alexander M. Milley